UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TRUMP MEDIA & TECHNOLOGY GROUP, CORP.
(Exact name of registrant as specified in its charter)

Delaware	85-4293042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

401 N. Cattlemen Rd., Ste. 200, Sarasota, Florida	34232
(Address of principal executive office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.0001 per share	The NYSE Texas, Inc.
Redeemable Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	The NYSE Texas, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Registration A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act: N/A

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The following description of the common stock, par value $0.0001 per share (the “Common Stock”), and redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 (“Warrants”), of Trump Media & Technology Group, Corp. (the “Company”) is filed with the U.S. Securities and Exchange Commission in connection with the dual listing of the Common Stock and Warrants with NYSE Texas, Inc.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Stock and Warrants contained in Exhibit 4.4 of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “Commission”) on February 14, 2025, as amended from time to time, to which this Form 8-A relates, is incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on NYSE Texas, Inc., and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRUMP MEDIA & TECHNOLOGY GROUP, CORP.

	By:	/s/ Scott Glabe
		Name:	Scott Glabe
		Title:	General Counsel and Secretary

Date: March 31, 2025